UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

September 28, 2015

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Blvd.
Round Rock, Texas	78664
(Address of principal executive offices)	(Zip Code)

(512) 310-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant

On September 28, 2015, TSS, Inc., a Delaware corporation (the “Company”), notified Grant Thornton LLP (“Grant Thornton”) that the Company was dismissing Grant Thornton as its independent registered public accounting firm effective immediately. The Company has engaged Weaver and Tidwell, LLP (“Weaver”) as its independent registered public accounting firm for its third quarter ended September 30, 2015 and its fiscal year ended December 31, 2015. The decision to dismiss Grant Thornton and to engage Weaver was approved by the Audit Committee of the Company’s Board of Directors.

The reports of Grant Thornton on the consolidated financial statements for the Company for each of the two most recent fiscal years ended December 31, 2014, and December 31, 2013, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that Grant Thornton’s audit report dated April 22, 2015, on the consolidated financial statements of the Company as of and for the years ended December 31, 2014 and 2013 contained an emphasis of matter paragraph concerning matters that raise substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim periods through the date of dismissal, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods.

For the years ended December 31, 2014, and December 31, 2013, and through the date of this Form 8-K, there were two “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 (the “2013 10-K”) and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 10-K”), management concluded that the Company did not maintain effective control over financial reporting as of December 31, 2013, or December 31, 2014, as a result of the material weaknesses described in Item 9A of the 2013 10-K and the 2014 10-K, respectively, which disclosure is incorporated herein by reference. The Audit Committee of the Company’s Board of Directors has discussed the material weaknesses in the Company’s internal control over financial reporting with Grant Thornton and has authorized Grant Thornton to respond fully to any inquiries from Weaver concerning such material weaknesses.

During the two most recent fiscal years ended December 31, 2014, and December 31, 2013, and through the date of this Form 8-K, neither the Company, nor anyone acting on its behalf, consulted with Weaver with respect to (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided that Weaver concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (2) any matters that was either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grant Thornton with a copy of the foregoing disclosures on this Form 8-K and requested that Grant Thornton furnish the Company with a letter as required by Item 304(a)(3) of Regulation S-K. A copy of this letter from Grant Thornton dated October 2, 2015 is attached hereto as Exhibit 16.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

16.1	Letter of Grant Thornton to the Securities and Exchange Commission, dated October 2, 2015.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ John Penver
John Penver
Chief Financial Officer

Date: October 2, 2015